Exhibit 10(i)

                           SCHERING-PLOUGH CORPORATION


                                           Amendments to

                                  Directors Stock Award Plan

     The Schering-Plough Corporation Directors Stock Award Plan is hereby amended effective as of January 1, 1997, by deleting Section 4 thereof and substituting therefore the following:

      4. From and after January 1, 1997, upon election of any new non-employee Director or re-election of any incumbent non-employee Director, he or she shall receive 550 shares of Common Stock of the Corporation for each year or partial year of the term to which he or she has been elected;
provided, however, that if a Director is scheduled to retire prior to the end of his or her current term, or does not intend to serve his or her current term, his or her actual expected remaining term shall be used to calculate the award herein.
           Effective as of the close of business on the date of the Corporation's
1997 Annual Meeting of Shareholders, each then incumbent non-employee Director not standing for election at such Meeting shall receive
150 shares of Common Stock of the Corporation for each year remaining in his or her then current term of directorship.
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